Exhibit 99(a)

                         REGENCY FINANCIAL SHARES, INC.

                                 REVOCABLE PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

         The undersigned hereby appoints Lee A. Putney and Frank B. Milller, either one of whom may act individually and with full power of substitution, to act as proxies for the undersigned and to vote all shares of Common Stock of Regency Financial Shares, Inc. ("Regency") which the undersigned is entitled to vote at the Special Meeting of Shareholders (the "Special Meeting") to be held on March 9, 1998, at 3:30 p.m., Eastern Time, at The Capital Club, Fourth Floor, 1051 East Cary Street, Richmond, Virginia, and at any and all adjournments thereof.


THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED.

         This proxy, when properly executed, will be voted as directed on the reverse side. If no direction is made, this proxy will be voted FOR each of the proposals listed. If any other business is properly presented at the Special Meeting, this proxy will be voted by the proxies in their discretion.

         The Board of Directors recommends that shareholders vote FOR Proposal
1.

1        FOR [   ]         AGAINST [   ]    ABSTAIN [   ]

                                             Has the same effect
                                             as a vote AGAINST


         Approval and adoption of the Agreement and Plan of Merger dated October 27, 1997 (the "Agreement"), between MainStreet BankGroup Incorporated ("MainStreet), and Regency, providing for the acquisition of Regency by MainStreet as described in the Proxy Statement/Prospectus.

2 In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting or any adjournment thereof.

The undersigned acknowledges receipt prior to the execution of this proxy of a Notice of Special Meeting of Shareholders and of a Proxy Statement/Prospectus relating to the acquisition of Regency by MainStreet.




Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign, but only one signature is required.

Dated ____________________, 1998         ____________________________________
                                                          Signature

                                          ____________________________________
                                                          Signature

                                Please Mark, Sign, Date and Return the Proxy
                                       Card Promptly Using the Enclosed Envelope or Via Facsimile.